UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tesla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 27, 2025, Robyn Denholm, Chair of the Board of Directors of Tesla, Inc. (“Tesla”), issued a letter to shareholders, a copy of which is attached hereto as Exhibit 1, and sent a message to certain shareholders via the Robinhood app, a copy of which is attached hereto as Exhibit 2. In addition, on October 27, 2025, Ms. Denholm participated in a conversation with Andrew Ross Sorkin, Joe Kernen and Becky Quick on CNBC, Squawk Box. A copy of the transcript is attached hereto as Exhibit 3. Also on October 27, 2025, Tesla updated its website, www.VoteTesla.com. Copies of the updated materials are attached hereto as Exhibit 4. Further, on October 27, 2025, Elon Musk, Tesla and Tesla Optimus posted on X, copies of which are attached hereto as Exhibit 5.

Additional Information and Where to Find It

Tesla has filed with the U.S. Securities and Exchange Commission (the ”SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2025 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2024” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 130 and 152, respectively, and is available here. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 160 and is available here.

Exhibit 1

1 Tesla Road, Austin TX 78725

October 27, 2025

Dear Fellow Shareholders,

As you know, Tesla is at a critical inflection point, and we need your vote to help determine the future direction of our evolving company. Your vote matters, and the deadline for voting is 11:59pm ET on November 5th. The fundamental question for shareholders at this year’s Annual Meeting is simple: Do you want to retain Elon as Tesla’s CEO and motivate him to drive Tesla to become the leading provider of autonomous solutions and the most valuable company in the world?

Kathleen and I engaged in a rigorous, seven-month Special Committee process resulting in a highly customized performance plan that aligns shareholder value and measurable business outcomes with the interests of our CEO. Our goal was two-fold: (1) retain and incentivize Elon to capitalize on the unique opportunities that lie ahead for Tesla and (2) do so in a manner that promotes the development of products and services that will propel our world toward a cleaner, safer, and more prosperous future while creating unparalleled value for our shareholders. We’ve done this by challenging Elon with the potential to secure what he values most— meaningful voting influence—conditioned on his commitment to continue leading Tesla for at least another 7.5 years while successfully driving our company to ambitious new heights. The bottom line is simple: Elon is rewarded only if and when he delivers extraordinary performance that benefits all Tesla shareholders.

When negotiating this performance award, we necessarily considered what Tesla’s future without Elon would look like, and we did not believe it was the future that our shareholders deserve. At a time when companies—both big and small—are competing to be the first to bring groundbreaking AI technologies to market, we could not risk losing the best leader in the industry to put Tesla on top. Now is a pivotal moment for our company to emerge as a leader in AI, and with our exceptional CEO at the helm, we are perfectly positioned to seize it.

Though it’s no question that Elon has other pursuits, he has proven that one of the many things that make him unique is his ability to stretch his capacity beyond normal limits and remain successful at Tesla. However, if we fail to foster an environment that motivates Elon to achieve great things through an equitable pay-for-performance plan, we run the risk that he gives up his executive position, and Tesla may lose his time, talent and vision, which have been essaential to delivering extraordinary shareholder returns. Without Elon, Tesla could lose significant value, as our company may no longer be valued for what we aim to become: a transformative force reimagining the fundamental building blocks of mobility, energy and labor, with products such as FSD and Optimus, and working to better humanity in the process. While there may be nothing wrong with being just another car company, our Board believes that Tesla can be more, that our shareholders deserve more, and that Elon is the right leader to help us achieve our full potential.

Elon’s leadership is also built upon the critical support of our “tailor made” governance structure, including our carefully constructed Board. Good governance should be customized to the company, not applied with a “cookie cutter” approach, and it is exemplified by the results that Tesla has delivered, and this Board has overseen. We therefore ask you to vote “for” the three members of the Board—Ira, Kathleen and Joe—who are up for re-election to ensure that the Board, which has worked alongside Elon for years, complementing and enhancing his efforts to deliver extraordinary shareholder returns, remains in place.

VoteTesla.com	1

That is why your vote is so consequential to the future of our company. A vote here is both an endorsement of Elon’s vision and a vote for Tesla’s carefully tailored strategy and governance. I urge you to support Proposal One, which ensures the continued leadership and support of our outstanding and experienced directors, as well as Proposals Three and Four, which aim to keep Elon focused on our mission here at Tesla.

I feel strongly—as do the rest of my colleagues on our Board—that Elon singularly possesses the leadership characteristics and technical manufacturing know-how to keep us on the path towards maximizing long-term shareholder value as well as social good. We at Tesla are laser focused on exceptional performance—not promises—and we structure our awards in line with this principle.

If you care about building a better world for humanity and supporting our vision for Sustainable Abundance—then you should vote “FOR” Proposals One, Three and Four.

If you want Tesla to have a shot at becoming the world’s most valuable company—then you should vote “FOR” Proposals One, Three and Four.

Please read the Special Committee Report, which is attached to this year’s proxy statement, for a more detailed explanation of Kathleen’s and my work in coming to the essential conclusions embodied in the proxy statement and how we structured this performance plan to align Elon’s incentives with delivering extraordinary performance for all of you.

Thank you for your continued support of Tesla.

Very truly yours,

/s/ Robyn Denholm
Robyn Denholm
Chairperson of the Board of Directors

VoteTesla.com	2

Additional Information and Where to Find It

Tesla, Inc. (“Tesla”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a proxy card with respect to its solicitation of proxies for Tesla’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2025 Annual Meeting. SHAREHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2025 ANNUAL MEETING. Shareholders are able to obtain free copies of these documents, and other documents filed with the SEC by Tesla, through the website maintained by the SEC at www.sec.gov. In addition, shareholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participant Information

Tesla, its directors (Elon Musk, Robyn Denholm, Ira Ehrenpreis, Joe Gebbia, Jack Hartung, James Murdoch, Kimbal Musk, JB Straubel and Kathleen Wilson-Thompson), and certain of its executive officers (Vaibhav Taneja and Tom Zhu) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Tesla’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the sections titled “Executive Compensation for Fiscal Year 2024” and “Compensation of Directors” in the Definitive Proxy Statement commencing on pages 130 and 152, respectively, and is available here: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318605/000110465925090866/tm252289-12_def14a.htm. Information regarding the participants’ holdings of Tesla’s securities can be found in the section titled “Ownership of Securities” in the Definitive Proxy Statement commencing on page 160 and is available here: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001318605/000110465925090866/tm252289-12_def14a.htm.

VoteTesla.com	3

Exhibit 2

Reminder: Our Annual Meeting is in less than 2 weeks, and we need your support to make our vision a reality.

We urge you to vote with the Board’s recommendations on all proposals.

Together, we can drive Tesla into our next era of transformational growth.

Robyn Denholm

Chair of the Tesla Board

Exhibit 3

Andrew Ross Sorkin:

We’ve got a big interview for you. Tesla’s annual shareholder meeting is next week, where investors in the Company will vote on a new pay package for CEO Elon Musk, which could grant him nearly $1 trillion more in stock. Joining us first right now on CNBC is Tesla’s Board Chair, Robyn Denholm. We’re thrilled to have her and the entire Tesla operation outside there with the Optimus robot, the Robotaxis, and everything else. Robyn, it’s good to see you. Thanks for joining us.

Robyn Denholm:

Great to see you as well, Andrew.

Andrew Ross Sorkin:

So help us understand: we just saw what you put out this morning, effectively saying that shareholders need to vote in favor of this compensation plan to compensate Elon Musk and to make sure that he remains the CEO of the Company. Make the argument to us, for us, in part because I should note that some of the firms like ISS and Glass Lewis—these governance firms—have actually told shareholders the opposite. They’ve said, “Vote against this plan.” There have been others that have said that Elon Musk is holding the shareholders hostage. You’ve been with your Board, sitting and discussing this, and you believe that this is in the best interest of shareholders. Why?

Robyn Denholm:

Well, Tesla’s in a transformative stage at this point in time, where we’re leaning in very heavily to the AI space, in terms of both the vehicles—in terms of FSD—but also in terms of Optimus and the robots, as you can see here in New York today. For us, we sat back as a board and actually determined that this is the right time to lean into that transformation, and for Elon to lead that transformation. We then formed a Special Committee to actually determine what the right incentive program was to have him motivated to deliver unprecedented value for shareholders over this next decade.

Andrew Ross Sorkin:

And so what do you tell shareholders who say, “This just seems like too much money. He’s already incentivized, he owns a big chunk of the Company already?” I mean, that would be the pushback, right?

Robyn Denholm:

Well, it’s a performance plan. If he doesn’t perform against the milestones—both in terms of the market cap and the operational milestones—he actually gets nothing. He doesn’t get any salary or any equity unless he actually performs and achieves the milestones that are in the plan. That is the basis of this performance plan.

Andrew Ross Sorkin:

Look, you know, I’ve argued this is the greatest pay-for-performance plan that exists, as was the previous one, which was struck down. I want you to listen to this. This was Elon Musk addressing the upcoming vote during a call last week on the quarterly results call, where he discusses some of this.

[Earnings Call Audio Plays]

Elon Musk: But I just don’t feel comfortable building a robot army here, and then, you know, being ousted because of some asinine recommendations from ISS and Glass Lewis, who have no freaking clue. I mean, those guys are corporate terrorists. And the problem—so let me explain the core problem here, is that so many of the index funds, the passive funds, vote along the lines of whatever Glass Lewis and ISS recommend. Now, they’ve made many terrible recommendations.

[Interview Proceeds]

Andrew Ross Sorkin:

So, Robyn, how much of this is about incentivizing Elon, because it sounds like to me, more than anything, he believes that he actually worries about AI in the future and wants to have greater control of the Company. How—I’m curious—the Board thinks about that?

Robyn Denholm:

Yes, he’s been very consistent in that view—in terms of having enough influence over the vote of Tesla in the future so that bad things can’t happen with the AI. So, it’s less about compensation and more about the voting influence in terms of this. That was very clear as we were negotiating from a Special Committee perspective in terms of this performance package. And if there was a way of delivering the vote without the actual compensation, we would have done that. But from our perspective, there was no way of doing that.

Becky Quick:

So, can you do that with voting shares that have, like, a supermajority vote?

Robyn Denholm:

You can, but you can only put them in place before you IPO. So, that’s why some of the other technology companies have those in place. We had many experts advising us and having a look at that exact question—could we do that? And we ultimately couldn’t. But what we have done in the plan is we’ve bifurcated the voting rights versus the economic value. He doesn’t get that economic value until at least year seven and a half, even if he delivers them in the first five years. So, that’s one of the features of this plan. Shareholders – firstly, shareholders get their return much earlier than Elon would if he delivers against the plan. And secondly, it really does make sure that the economic value is an incentive for him to stay at the Company and continue to deliver for quite some time in the future.

Becky Quick:

Hey, Robyn, right now you’ve got a market cap at Tesla north of $1.4 trillion. What would Tesla be worth without Elon Musk, do you think?

Robyn Denholm:

Yeah, well, that’s the whole question, which is why we’re asking shareholders to vote. We’re at this important inflection point. You know, there is nothing wrong with being just a car company—there are plenty of car companies out there. We think we deliver great cars into the marketplace. But the opportunity for Tesla in the future, given this AI focus and attention and the unique capabilities that we have as an organization and that Elon brings to us, really does mean that the opportunity for the Company ahead of us is significant. And so – that’s how this performance plan has been put together.

Becky Quick:

Do you think it’s worth half what it’s worth right now, without him?

Robyn Denholm:

It’s very hard to tell, but there is definitely a premium there because of the unique capability that he brings to the Company and the opportunity that we have as a Company ahead of us.

Joe Kernen:

You’ll never be an old-style company, I guess. Robyn, I’m looking for some new models. I mean, if you’re going for that, you don’t need to do a sexy new model for me. The first one was so great. The Model S, obviously—the style and everything about it.

Robyn Denholm:

It’s still a great car.

Joe Kernen:

It is. Is there any way I can hope for some really cool—I don’t know, is a Roadster, a new one, coming?

Robyn Denholm:

It’s on the roadmap.

Joe Kernen:

It’s on the roadmap. Can you describe it to me? Is it bigger than a—

Robyn Denholm:

I’m not going to announce here.

Joe Kernen:

But if you’re doing hall this, maybe you don’t need to do what we’ve always done, you know—a new Mustang—or you don’t need the old way we think of American cars.

Robyn Denholm:

Yeah, I mean, Elon talked about that last week on the earnings call.

Joe Kernen:

He did. Yeah.

Robyn Denholm:

You know, leaning into FSD and actually AI in the vehicles has actually been the focus over this last period of time. The integration of that with a really purpose-built vehicle for autonomy is actually really important, which is why you see the Cybercab. And again, the vehicles that we have on the road today are great vehicles using full self-driving as well.

Joe Kernen:

Okay.

Andrew Ross Sorkin:

Hey, Robyn, one of the questions that shareholders seem to ask is: how can you guarantee that you’re going to be able to capture and get all of Elon’s attention? Obviously, you know he’s a Renaissance man of sorts and he has various interests and lots of different businesses including SpaceX, being the other biggest. How much do you think you have to incentivize him economically to keep his eye on Tesla, or if it should be contractual? How have you thought about that distinction?

Robyn Denholm:

Yeah, I mean, I think the plan speaks for itself on that front. He can’t deliver against the plan without the focus and attention. The goals that we have in the plan around market cap—to get to $8.5 trillion, more than many companies out there combined today—is actually a significant set of goals that he has to achieve, and he has to actually focus on Tesla to achieve those. And so – delivering the operational milestones, both in terms of products but also in terms of a $400 billion EBITDA number, that is an enormous task for anyone. For Elon, he is motivated by doing things that other people can’t do or other companies can’t do. And that was very much in the forefront of how we constructed the plan.

Andrew Ross Sorkin:

Robyn, one of the other things you put on the table—which I actually imagine is partially to incentivize Elon as well—is the possibility of taking a stake in xAI, which of course is his other business connected to X. Of course, I shouldn’t say “of course,” but given the way ISS and Glass Lewis and others have been pressing, they’re saying this shouldn’t happen, that this would be a conflict. How does the Board think about that? Let’s say that shareholders approve the idea of considering that stake. When you think about to the extent there is a conflict, how do you think about it?

Robyn Denholm:

Yeah, well, firstly, it is a shareholder proposal. And what that means is that the Company didn’t put the proposal on the proxy. It was actually submitted by shareholders. We received a number of them, and actually this was the most common proposal around xAI—to take a minority stake, or at least vote on that. We, as a Board, want to hear shareholders’ points of view. From our perspective, shareholder primacy is a very key principle that we’ve had on all of our topics, this one included. Now, that does not mean that as a Board we would just do what the shareholder vote comes in at. We would then assess if it’s a “for” vote to take a minority equity position. We would, as a Board, examine that and look at the benefits for shareholders to do that. And we would do it in the same way that we do other related-party-type transactions. We have a very robust related-party transaction process at the Company. The Audit Committee oversees that, and those transactions are disclosed. Now, obviously, taking an equity stake is different to other transactions, but we would take the same fiduciary responsibilities very seriously if that were to happen. But again, it’s a shareholder proposal. We will see what the vote comes in at, and we’ll take that into consideration as the Board reviews that proposal.

Andrew Ross Sorkin:

Hey, Robyn, I don’t know if you saw this, but I wanted to ask you about it. Adam Jonas, the analyst, out with a note this morning—he says, “I’m calling it: autonomous cars are solved.” When I say solved, do I mean six or seven nines to the right of the decimal? No. Perfection? Never. But enough to pull the safety driver at scale in major metros. He says if Elon pulls the safety driver with a camera-only Robotaxi in Austin, that would be a very big deal. And from our discussions with Tesla, it appears the only thing preventing Tesla from pulling the driver is its own abundance of caution. What do you think of that?

Robyn Denholm:

Well, we are being extremely cautious. Elon talked about it last week on the earnings call as well. Safety is our number one priority for the vehicles per se, and it has been from the beginning. Introducing full self-driving into the Robotaxis and also into everybody’s vehicles today means that we take a very cautious approach in terms of delivering that. And the Robotaxi is no different. Making sure that there is a safety driver in the passenger seat is one of the ways that we demonstrate that in terms of being super cautious.

Andrew Ross Sorkin:

But how close do you feel you are to taking the driver out and also just rolling this out to even more cities? Here you are sitting in New York City right now. I’d love to sit in a Robotaxi there. We haven’t got them yet.

Robyn Denholm:

Yeah, obviously there’s also regulatory hurdles that you have to make in any city, and you have to comply with all of the local regulations. And so the team is very focused on city by city, making sure that we’re meeting all of the regulatory standards and that we actually then bring the vehicles to that city. And so, as you can see from the performance package, there’s a lot of Robotaxis that we envisage at some point over the next decade. In terms of having a million Robotaxis out there, it’s one of the goals that Elon needs to hit.

Becky Quick:

Hey, Robyn, you are such an interesting person, and you’re in such a unique position, I think, as Chair of Tesla—to be working with Elon Musk, to have the pressures that have come from the Delaware court decision, to be dealing with shareholders on all of these things. What’s the hardest part of your job?

Robyn Denholm:

Well, I think all of the directors at Tesla are very hardworking. I couldn’t ask for a better Board, actually. And everybody pitches in. We work with the management team. We’re on calls all the time. You can see from the proxy we had 58 meetings over this last year.

Becky Quick:

You have a lot of stuff to handle.

Robyn Denholm:

What other company has that? And so from my perspective, having the right Board to govern a company that is as unusual as Tesla is really important, which is why we’re asking shareholders to vote for the three directors that are up for reelection this year.

Becky Quick:

Just real quick—what’s different now that Elon has left the government and come back?

Robyn Denholm:

Well, obviously, the outside perspective of him spending more time at Tesla—that perception obviously is diminished a little bit in terms of that. He is very much front and center and has been for quite some time, and it is enabling us to continue to focus on the business of Tesla and for the employees to feel that as well each and every day. It’s great.

Joe Kernen:

In New Jersey—so not here—I don’t feel safe driving here a lot of the time. So in New Jersey there’s a lot of traffic. When can I buy a Tesla where someone gets in the Tesla at my house, puts in where he or she wants to go, it takes him or her there and drops him off? When can I do that?

Robyn Denholm:

Without supervision?

Joe Kernen:

Without supervision.

Robyn Denholm:

So today you can do it with supervision. I can even do it in Sydney.

Joe Kernen:

So someone has to just watch what’s going on, but it will take them and park and everything?

Becky Quick:

Let’s say a child. By themselves.

Joe Kernen:

Or someone who doesn’t want to have the risk of hurting someone. Someone who wants to be able to have his car, his own car, but doesn’t want to drive it to get to where he’s going, totally self-sufficient.

Robyn Denholm:

Yeah. Well, full self-driving is available today.

Joe Kernen:

So we’re ready now?

Robyn Denholm:

Yeah, but it is supervised. And that is, again, under our abundance of caution, making sure that that’s there. But the interventions that people are having are fewer and fewer.

Becky Quick:

But like, even as a soccer mom or something, if you want to send your kids to practice without you—when’s that coming?

Robyn Denholm:

At some point in the future, but that will also be dependent on regulatory—like, are you able to send the kids without—

Joe Kernen:

A year or two, three, five? What?

Robyn Denholm:

I will not predict the regulatory pieces. The technology will be there before the regulatory pieces are there.

Andrew Ross Sorkin:

Hey Robyn.

Robyn Denholm:

Yes. Andrew.

Andrew Ross Sorkin:

I was going to ask—I know we’re all focused on cars, but I’m curious: if we’re all sitting together ten years from now, will we think of Tesla as a car company, or will it be a robot company? You know, just even seeing Becky getting those gummies, being handed the gummies by Optimus—is that what it is? And how close are we to true dexterity? Because, you know, people always say that robots can do a lot, but they still can’t fold laundry, for example.

Robyn Denholm:

Oh, well, Optimus can fold laundry. I’ve actually been in the lab.

Becky Quick:

Yeah I will say it was a pretty gentle grasp with the gummies that he could have squished, and once or twice he dropped them like he did just now, and he went back and picked them up carefully. That’s pretty gentle.

Robyn Denholm:

Exactly right. So I’ve been in the lab with Optimus. He can fold laundry, he can wipe the table down really well, he can hand things to you. You can actually shake hands with him. The tactile nature of his hand is actually really very good.

Becky Quick:

I wasn’t supposed to touch it, but I did.

Robyn Denholm:

Yeah, you can. I mean, yeah. Again, from a cautious perspective, we continue to make sure that people are cautious around him. But, you know, he also can dance—you’ve seen some videos—he’s very mobile and very dexterous. He’s walking around the offices in Palo Alto all the time. So, I’m actually quite excited. But I think, to answer your question, we’re redefining what transportation is, but we’re also redefining robotics and what AI brings to robotics and how versatile the robots will be in the future as well, Andrew.

Andrew Ross Sorkin:

In terms of, by the way, Elon spending most of his time, it sounds like these days, on the robots themselves—I mean, that’s where his focus is?

Robyn Denholm:

He’s spending time on many different areas. On the earnings call, he even talked about the AI chips that he’s been working on and the team are working on. Obviously, the software. We do have a few other vehicles coming out, so he spends time on that. He’s spending time on everything across the board.

Andrew Ross Sorkin:

And then finally, because I got to ask you to weigh on it—we asked everybody, you know, everyone talks about an AI bubble, whether there’s sort of, you know, indiscriminate spending, almost too much spending in this space, and that it’s going to catch up to us at some point. Where do you land on that topic?

Robyn Denholm:

Yeah, my view is that the technology of AI is truly transformative, and it will continue to be over the next decade or more in terms of what it’s done. I was thinking about this yesterday, you know, if you think about a hundred years ago, most houses where didn’t have electricity or have cars in the driveways. That, to me, is what’s happening at this point. We’re changing transportation with AI, and we’re changing the way households will work and how workplaces will work with robotics. I think that’s incredibly exciting, and Tesla aims to be at the forefront of that.

Andrew Ross Sorkin:

Robyn, I want to thank you for joining us—and for bringing Optimus with you, no less.

Robyn Denholm:

Thank you. And I’d like to leave our shareholders with: please get out there and vote. This vote is really important across the board in terms of—not just in terms of not just the performance package, but also the directors and the other proposals that we have out there. Thank you.

Becky Quick:

How many Tesla shareholders traditionally will vote at an annual meeting, and how many do you anticipate this year?

Robyn Denholm:

Last year, we had a record turnout, and we hope to have the same again this year. It is a very important vote.

Becky Quick:

What was the percentage that turned out?

Robyn Denholm:

It was quite high. I can’t remember exactly—

Becky Quick:

North of 75 or 80 percent.

Robyn Denholm:

Don’t forget we have a very unusual shareholder base, in that we have over 30 percent that are retail shareholders. And so, for me, it’s actually just making sure that shareholders use their voice and vote, and it’s really important to us that they do. Thank you.

Exhibit 4

Time is Running Out to Vote 9d 16h 45m 35s Vote Now

TESLA
Master Plan Part IV | Compensation Proposals | Your Board | Resources | Third-Party Commentary | FAQs | Contacts | Explore Tesla | How to Vote

# Resources

Shareholder Letters
Presentations
Factsheets
Videos
Response to Proxy Advisors
SEC Filings

| | | |
|---|---|---|
| Oct 27, 2025 | Letter to Shareholders: What's at Stake | View here |
| Oct 23, 2025 | Shareholder Letter: Voting is Your Right | View here |
| Oct 14, 2025 | Shareholder Letter: The Right Board | View here |
| Sep 29, 2025 | Shareholder Letter: Vote to Create Future Value | View here |
| Sep 22, 2025 | Shareholder Letter: The Future of Tesla | View here |
| Sep 5, 2025 | Letter to Tesla Shareholders from the Special Committee of the Tesla Board of Directors | View here |

Tesla © 2025 Privacy and Legal

Exhibit 5

Tesla
@Tesla

With Tesla's Annual Meeting fast approaching on November 6, Board Chair, Robyn Denholm, sent a letter to shareholders on the critical nature of this vote.

Make your voice heard — vote with Tesla on ALL proposals today!

votetesla.com

Dear Fellow Shareholders,

**Sawyer Merritt** @SawyerMerritt · 4h

Tesla brought the Cybercab and Optimus to Times Square, NY today during Tesla Chair Robyn Denholm's visit to the Nasdaq MarketSite studio.

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**Neema** @Alo_Neema · 4h

What if someone tried to steal Optimus??? How difficult would that be?? 😂😂

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**Tesla Optimus**
@Tesla_Optimus

Did you already forget that I learned kung-fu

11:49 AM · Oct 27, 2025 · **408** Views

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